FIFTH AMENDMENT

THIS FIFTH AMENDMENT dated as of December 17, 2010 (this “Amendment”) amends the Credit Agreement dated as of May 18, 2007 (as amended, the “Credit Agreement”) among PATRICK INDUSTRIES, INC., an Indiana corporation (the “Borrower”), the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.  Subject to the conditions precedent set forth in Section 4, the Credit Agreement is amended as follows:

1.1 Amendments to Definitions in Section 1.1.

1.1.1 The following definition of “Successful Refinancing” is added to Section 1.1 in proper alphabetical sequence:

“Successful Refinancing” has the meaning assigned to such term in Section 5.13.

1.1.2 The definitions of “Borrowing Base,” “Revolving Termination Date” and “Term Maturity Date” in Section 1.1 are amended in their entirety to read as follows, respectively:

“Borrowing Base” means as of any date, the lesser of (a) the sum of (i) 80% of the amount of all Eligible Accounts Receivable plus (ii) 50% of the amount of all Eligible Inventory measured at the lower of cost or fair market value; or (b) $28,000,000.

“Revolving Termination Date” means the earlier of (a) May 31, 2011 and (b) the date on which the Revolving Commitments terminate pursuant to Section 2.8 or Article VII.

“Term Maturity Date” means the earlier of (a) May 31, 2011 and (b) the date on which the Term Loans are declared due and payable pursuant to Article VII.

1.2 Amendments to Section 2.11(g).  Section 2.11(g) is amended in its entirety to read as follows:

(g)           All prepayments of Term Loans shall be applied in the inverse order of the maturity of the remaining installments thereof.

1.3 Amendments to Section 5.1

1.3.1 Section 5.1(b) is amended by inserting the following parenthetical clause immediately after the reference to “45 days” at the beginning of clause (ii) thereof:

“(or, in the case of the fiscal quarter ending March 31, 2011, 30 days)”.

1.3.2 Section 5.1(f) is amended to replace the words “20th day” with the words “10th day”.

1.3.3 Sections 5.11, 5.12 and 5.13 are hereby amended in their entirety to read as follows:

5.11           Status Update Calls.  Participate (and, to the extent requested by the Administrative Agent, cause its advisers to participate) in a conference call with the Administrative Agent and the Lenders not less than twice during each calendar month, in each case at a time mutually agreeable to the Administrative Agent and the Borrower, to update the Administrative Agent and the Lenders on the status of the refinancing of this Agreement.

5.12           Financial Advisors.

(a)           Continue to retain Periculum Capital Company, LLC (or another firm reasonably satisfactory to the Required Lenders) as a financial advisor to the Borrower and its Subsidiaries and cause such financial advisor to (i) be available to discuss with the Administrative Agent and the Lenders on a monthly basis, during business hours and upon reasonable prior notice, the business, financial condition and operations of the Borrower and its Subsidiaries and (ii) deliver to the Administrative Agent copies of all management and similar reports delivered by such financial advisor to the Borrower.

(b)           On or before January 31, 2011, identify an investment banking firm reasonably satisfactory to the Required Lenders to assist the Borrower in achieving a Successful Refinancing by supplementing the efforts of, or replacing, the Borrower’s existing financial advisor (and upon request of the Required Lenders at any time thereafter, the Borrower shall engage such investment banking firm for such purpose).

(c)           (i) Cooperate with any financial advisor engaged by the Administrative Agent on behalf of the Lenders, (ii) provide such advisor with access to all information of the types provided to Periculum Capital Company, LLC and/or any other financial advisor retained by the Borrower and (iii)  promptly (and in any event within three Business Days after presentation of an invoice therefor) reimburse the Administrative Agent for any costs associated with retaining such advisor.

5.13  Refinancing.

(a)           On or before January 31, 2011, accept a term sheet from a senior lender for a new senior credit facility that includes revolving availability of not less than $35,000,000.

(b)           On or before January 31, 2011, enter into a letter of intent, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, providing for additional debt and/or equity, if required, in an amount that, together with the senior credit facility referred to in clause (a) above, would be sufficient to repay all obligations under this Agreement and provide the liquidity necessary for the Borrower’s ongoing operations (a “Successful Refinancing”).

(c)           On or before March 15, 2011, enter into a commitment letter that provides for additional debt and/or equity, if required, in an amount that, together with the senior credit facility referred to above will be sufficient to complete a Successful Refinancing.

(d)           Promptly (and in any event within two Business Days) notify the Administrative Agent and the Lenders of the expiration or withdrawal of any refinancing proposal or commitment.

1.4 Amendment to Section 6.4.  The text of clause (i) of Section 6.4 is amended in its entirety to read as follows: “[Reserved]”.

1.5 Amendments to Article VII.

1.5.1 Clause (a) of Article VII is amended by inserting the following after the words “any LC Disbursement” at the end of clause (i):

“or any fee payable pursuant to the Fifth Amendment to this Agreement”.

1.5.2 Clause (d) of Article VII is amended by replacing the words “or 5.8” with the following: “, 5.8, 5.11, 5.12 or 5.13”.

1.6 Amendment to Schedule 6.8.  Schedule 6.8 to the Credit Agreement is replaced with Schedule 6.8 hereto.

SECTION 2. Fees.  In order to induce Lenders to enter into this Amendment, the Borrower shall pay to the Administrative Agent for the account of the Lenders, pro rata in accordance with their Total Percentages, the following fees:

(a) An extension fee of $500,000, which fee shall be fully earned on the Amendment Effective Date (as such term is defined below).  The extension fee shall be payable in three installments, as follows: (i) a first installment of $250,000, which shall be due on the Amendment Effective Date; (ii) a second installment of $125,000, which shall be due on March 31, 2011; provided that if the Borrower has repaid all obligations under the Credit Agreement on or before such date, such second installment shall not be required to be paid; and (iii) a third installment of $125,000, which shall be due on May 15, 2011; provided that if the Borrower has repaid all obligations under the Credit Agreement on or before such date, such third installment shall not be required to be paid.

(b)           An amendment fee of $300,000, which fee shall be fully earned on the Amendment Effective Date.  The amendment fee shall be due and payable on the earlier of (i) the date the Borrower has repaid all obligations under the Credit Agreement and (ii) the Revolving Termination Date; provided that if the Borrower has repaid all obligations under the Credit Agreement, (x) on or before April 30, 2011, such fee shall be reduced to $200,000 and (y) after April 30, 2011 but on or before May 15, 2011, such fee shall be reduced to $250,000.

Failure to comply with the provisions of this Section 2 shall constitute an immediate Event of Default under the Credit Agreement

SECTION 3. REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants to the Administrative Agent and the Lenders that after giving effect to this Amendment: (a) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (except to the extent stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); and (b) no Default will exist.

SECTION 4. CONDITIONS PRECEDENT.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received the following:

(a)           Counterparts of this Amendment signed by the Borrower and the Lenders.

(b)           A Confirmation substantially in the form of Exhibit A signed by each Loan Party.

(c)           Payment of all invoiced fees and expenses of the Administrative Agent (including reasonable attorneys’ fees and expenses) in connection herewith.

(d)           The first installment of the extension fee referenced in Section 2(a) above.

SECTION 5. MISCELLANEOUS.

5.1 Continuing Effectiveness, etc.  After giving effect to this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect.  After the effectiveness hereof, all references to the Credit Agreement in any Loan Document shall be deemed to refer to the Credit Agreement as amended hereby.

5.2 Incorporation of Credit Agreement Provisions.  The provisions of Sections 1.3 (Terms Generally), 9.7 (Severability), 9.10 (Waiver of Jury Trial) and 9.11 (Headings) of the Credit Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.

5.3 Signing in Counterparts.  This Amendment may be signed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  A signature hereto delivered by facsimile or in .pdf format shall be effective as delivery of an original counterpart.

5.4 Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

5.5 Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the day and year first above written.
PATRICK INDUSTRIES, INC.

By	/s/ Andy L. Nemeth
Name: Andy L. Nemeth
Title: Executive Vice President - Finance

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By	/s/ Michael E. Lewis
Name: Michael E. Lewis
Title: Senior Vice President

FIFTH THIRD BANK

By	/s/ Kristof C. Schneider
Name: Kristof C. Schneider
Title: Vice President

BANK OF AMERICA, N.A., as successor to LaSalle Bank National Association

By	/s/ Robert L. Wallace, Jr.
Name: Robert L. Wallace, Jr.
Title: Senior Vice President

KEY BANK, NATIONAL ASSOCIATION

By	/s/ Ryan J. Watkins
Name: Ryan J. Watkins
Title: Vice President

RBS CITIZENS, NATIONAL ASSOCIATION, successor by merger with Charter One Bank

By	/s/ Sam Slater
Name: Sam Slater
Title: Vice President

ASSOCIATED BANK

By	/s/ Michael J. Miller
Name: Michael J. Miller
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Successor to National City Bank

By	/s/ Adam Sherk
Name: Adam Sherk
Title: Vice President

1ST SOURCE BANK

By	/s/ Amy Kuhar Mauro
Name: Amy Kuhar Mauro
Title: Vice President

SCHEDULE 6.8

CONSOLIDATED EBITDA
Fiscal Quarter (ended on or closest to)	Fiscal Quarter then ending
December 31, 2010	$1,200,000
March 31, 2011	$1,350,000

EXHIBIT A

FORM OF CONFIRMATION

December 17, 2010

To:	JPMorgan Chase Bank, N.A., individually and as Administrative
Agent, and the other financial institutions that are
parties to the Credit Agreement referred to below

Please refer to the Fifth Amendment dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of May 18, 2007 (the “Credit Agreement”) among Patrick Industries, Inc., an Indiana corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that such undersigned has received a copy of the Amendment and that, after giving effect to the Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

PATRICK INDUSTRIES, INC.

By	/s/ Andy L. Nemeth
Name: Andy L. Nemeth
Title: Executive Vice President - Finance

ADORN HOLDINGS, INC.

By	/s/ Andy L. Nemeth
Name: Andy L. Nemeth
Title: Treasurer and Secretary

ADORN, LLC

By	/s/ Andy L. Nemeth
Name: Andy L. Nemeth
Treasurer and Secretary